Exhibit 10.1

American Water Works Company, Inc.

2017 Omnibus Equity Compensation Plan

1.	Purpose

The purpose of the American Water Works Company, Inc. 2017 Omnibus Equity Compensation Plan (the “Plan”) is to provide (i) designated employees of American Water Works Company, Inc. (the “Company”) and its subsidiaries and (ii) non-employee members of the board of directors of the Company (the “Board”) with the opportunity to receive grants of stock options, stock units, stock awards, stock appreciation rights and other stock-based awards. The Company believes that the Plan will encourage Participants (as defined herein) to contribute materially to the financial and operational success, and growth, of the Company, and will align the economic interests of Participants with those of its stockholders and customers.

2.	Definitions

Whenever used in this Plan, the following terms will have the respective meanings set forth below:

(a) “Board” means the Company’s Board of Directors.

(b) “Cause” means, except as otherwise provided in a Grant Agreement, that the Participant (i) has breached any employment, service, non-competition, non-solicitation or other agreement or contract with the Employer, if any, and, if such breach can be cured by the Participant, the breach remains uncured after the Participant receives notice of such breach and is afforded a period of not less than 30 days to remedy the breach; (ii) has persistently refused or willfully failed to perform substantially his or her duties and responsibilities to the Employer, which continues after the Participant receives notice of such refusal or failure and is afforded a period of not less than 30 days to remedy the refusal or failure; (iii) has engaged in conduct that constitutes disloyalty to the Employer or that materially damages the property, business or reputation of the Employer; (iv) has engaged in fraud, embezzlement, theft, material misappropriation with respect the business or assets of the Employer, or the proven commission of a felony; (v) has disclosed trade secrets or confidential information of the Employer to persons not entitled to receive such information; or (vi) has engaged in such other behavior that is significantly detrimental to the interests of the Employer, as determined by the Committee or the Board.

(c) “Change of Control” shall be deemed to have occurred if:

(i) Any “person” (as such term is used in sections 13(d) and 14(d) of the Exchange Act) becomes (x) during the 12-month period ending on the date of any acquisition of securities, a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 35% of the voting power of the then outstanding securities of the Company, or (y) a “beneficial owner,” as defined in clause (x) above, of more than 50% of the voting power of the then outstanding securities of the Company;

(ii) The consummation of (A) a merger or consolidation of the Company with another corporation where the stockholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such stockholders to more than 50% of all votes to which all stockholders of the surviving corporation would be entitled in the election of directors, or (B) a sale or other disposition of all or substantially all of the assets of the Company; or

(iii) During any period of 12 consecutive months commencing on or after the Effective Date while the Plan is in effect, directors are elected such that a majority of the members of the Board are individuals who shall not have been members of the Board at the beginning of such 12-month period, except (x) in the case of a director’s death or (y) the election or nomination for election of each new director who was not a director at the beginning of such 12-month period where such election was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

Notwithstanding the foregoing, the Committee may provide for a different definition of a “Change of Control” in a Grant Agreement if such Grant is subject to the requirements of section 409A of the Code and the Grant will become payable on, or in connection with, a Change of Control.

(d) “Code” means the Internal Revenue Code of 1986, as amended.

(e) “Company” means American Water Works Company, Inc. and any successor corporation.

(f) “Company Stock” means the common stock of the Company, par value $0.01 per share.

(g) “Dividend Equivalent” means an amount calculated with respect to a Stock Unit, which is determined by multiplying the number of shares of Company Stock subject to the Stock Unit by the per-share cash dividend, or the per-share fair market value (as determined by the Committee) of any dividend in consideration other than cash, paid by the Company on its Company Stock. If interest is credited on accumulated dividend equivalents, the term “Dividend Equivalent” shall include the accrued interest.

(h) “Effective Date” of the Plan shall mean May 12, 2017, the effective date of the Plan.

(i) “Employee” means an employee of the Employer (including an officer or director who is also an employee), but excluding any person who is classified by the Employer as a “contractor” or “consultant,” no matter how characterized by the Internal Revenue Service, other governmental agency or a court. Any change of characterization of an individual by the Internal Revenue Service or any court or government agency shall have no effect upon the classification of an individual as an Employee for purposes of this Plan, unless the Committee determines otherwise.

(j) “Employer” means the Company and its subsidiaries.

(k) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(l) “Exercise Price” means the per share price at which shares of Company Stock may be purchased under an Option, as designated by the Committee.

(m) “Fair Market Value” of Company Stock means, unless the Committee determines otherwise with respect to a particular Grant, (i) if the principal trading market for the Company Stock is a national securities exchange, the last reported sale price of Company Stock on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported, (ii) if the Company Stock is not principally traded on a national securities exchange, the mean between the last reported “bid” and “asked” prices of Company Stock on the relevant date, as reported on the OTC Bulletin Board, or (iii) if the Company Stock is not publicly traded or, if publicly traded, is not so reported, the Fair Market Value per share shall be as determined by the Committee.

(n) “Good Reason” means in connection with a Grant, without the express written consent of the Participant, the occurrence after a Change of Control of any circumstances constituting “Good Reason” that are provided for in the Grant Agreement, or, if no such circumstances are so provided, any of the following circumstances, provided that (a) the Participant provides written notification of such circumstances to the Company (or, if applicable, a Subsidiary) no later than ninety (90) days from the original occurrence of such circumstances, (b) the Company (or the Subsidiary) fails to fully correct such circumstances within thirty (30) days of receipt of such notification, and (c) the Participant terminates his or her employment with the Company within twelve (12) months after the original occurrence of such circumstances:

(i)a material diminution in the authority, duties or responsibilities of the Participant from those in effect immediately prior to the Change of Control;

(ii)a material reduction in the Participant’s base compensation as in effect immediately before the Change of Control;

(iii) a material diminution in the authority, duties, or responsibilities of the supervisor to whom the Participant is required to report, from those in effect immediately prior to the Change of Control;

(iv) a material diminution in the budget over which the Participant retains authority from that in effect immediately prior to the Change in Control; or

(v)the Company’s (or, if applicable, Subsidiary’s) requiring the Participant to be based in any office or location more than 50 miles from that location at which he or she performed his or her services immediately prior to the Change of Control, except for travel reasonably required in the performance of the Participant’s responsibilities.

(o) “Grant” means an Option, Stock Unit, Stock Award, SAR or Other Stock-Based Award granted under the Plan.

(p) “Grant Agreement” means the written instrument that sets forth the terms and conditions of a Grant, including all amendments thereto.

(q) “Incentive Stock Option” means an Option that is intended to meet the requirements of an incentive stock option under section 422 of the Code.

(r) “Non-Employee Director” means a member of the Board who is not an Employee.

(s) “Nonqualified Stock Option” means an Option that is not intended to be taxed as an incentive stock option under section 422 of the Code.

(t) “1933 Act” means the Securities Act of 1933, as amended.

(u) “Option” means an option to purchase shares of Company Stock, as described in Section 7.

(v) “Other Stock-Based Award” means a Grant that is based on, measured by or payable in Company Stock (other than an Option, Stock Unit, Stock Award or SAR), as described in Section 11.

(w) “Participant” means an Employee or Non-Employee Director designated by the Committee to participate in the Plan.

(x) “Plan” means this American Water Works Company, Inc. 2017 Omnibus Equity Compensation Plan, as it may be amended from time to time.

(y) “Prior Plan” means the American Water Works Company, Inc. 2007 Omnibus Equity Compensation Plan, as amended and restated.

(z) “SAR” means a stock appreciation right as described in Section 10.

(aa) “Stock Award” means a Grant of Company Stock as described in Section 9.

(bb) “Stock Unit” means a Grant of a phantom unit representing a share of Company Stock, as described in Section 8.

3.	Administration

(a) Committee. The Plan shall be administered and interpreted by a committee consisting of members of the Board, which shall be appointed by the Board (the “Committee”).  The Committee shall consist of two or more persons who are “outside directors” as defined under section 162(m) of the Code, and related Treasury regulations, “non-employee directors” as defined under Rule 16b-3 under the Exchange Act, and “independent directors” as determined in accordance with the independence standards established by the stock exchange on which the Common Stock is at the time primarily traded.  However, except with respect to Grants described in Section 12 hereof, the Board may ratify or approve any Grants as it deems appropriate, and the Board shall approve and administer all Grants made to Non-Employee Directors.  The Committee may delegate authority to one or more subcommittees or the Chief Executive Officer of the Company, as it deems appropriate; provided, however, that any delegation to the Chief Executive Officer (i) shall only apply to Participants who are not subject to Section 16 of the Exchange Act and who are not “covered employees” within the meaning of section 162(m) of the Code; (ii) must include a limitation as to the amount of Grants that may be awarded during the period of the delegation, (iii) may contain guidelines not inconsistent with the Plan as to the determination of the Exercise Price for an Option or the price of other Grants, and any criteria for vesting or exercisability of such Grants; (iv) may be revoked or amended at any time but such action shall not invalidate any prior actions of the Committee’s delegation that were consistent with the terms of the Plan and of such delegation prior to amendment or revocation; and (v) shall be subject to such other terms and conditions as prescribed by the Committee. To the extent the Board, a subcommittee or the Chief Executive Officer performs these administration duties under the Plan, references in the Plan to the “Committee” shall be deemed to refer to the Board, such subcommittee or the Chief Executive Officer.

(b) Committee Authority. The Committee shall have the sole authority to (i) determine the Participants to whom Grants shall be made under the Plan, (ii) determine the type, size and terms and conditions of the Grants to be made to each such Participant, (iii) determine the time when the Grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability or vesting and the acceleration of exercisability or vesting, (iv) amend the terms and conditions of any previously issued Grant, subject to the provisions of Section 18 below, and (v) deal with any other matters arising under the Plan.

(c) Committee Determinations. Subject to Section 3(d), the Committee shall have full power and express discretionary authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee’s interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in Grants hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated Participants.

(d) Delegation of Administration. The Committee may delegate certain administrative or ministerial matters under the Plan to one or more officer or officers of the Company (or their designees) as determined in the Committee’s discretion, and such persons may have the authority to (i) prepare, distribute and, if required, execute Grant Agreements in accordance with the Committee’s determinations, (ii) maintain or cause to be maintained (including through a third party administrator) records relating to the granting, vesting, exercise, forfeiture or expiration of Grants, (iii) process or oversee the issuance of, or cause to be issued, shares or cash upon the exercise, vesting and/or settlement of a Grant, and (iv) take such other administrative or ministerial actions (other than with respect to the making, modification or termination of, any Grant), or cause such actions to be taken, as the Committee may authorize.  Any delegation by the Committee pursuant to this subsection shall be subject to and limited by applicable law or regulation, including without limitation the rules and regulations of the Exchange Act, the Code and the securities exchange on which the Common Stock is then listed.

4.	Grants

(a) Grants under the Plan may consist of Options as described in Section 7, Stock Units as described in Section 8, Stock Awards as described in Section 9, SARs as described in Section 10 and Other Stock-Based Awards as described in Section 11. All Grants shall be subject to such terms and conditions as the Committee deems appropriate and as are specified in writing by the Committee to the Participant in the Grant Agreement.

(b) All Grants shall be made conditional upon the Participant’s acknowledgement, in writing or by acceptance of the Grant, that all decisions and determinations of the Committee shall be final and binding on the Participant, his or her beneficiaries and any other person having or claiming an interest under such Grant. Grants under a particular Section of the Plan need not be uniform as among the Participants.

5.	Shares Subject to the Plan

(a) Shares Authorized. Subject to adjustment as described in Section 5(d), the total aggregate number of shares of Company Stock that may be issued or transferred under the Plan is (i) 7,350,000 shares, minus (ii) the number of shares of Company Stock subject to grants of awards made under the Prior Plan after December 30, 2016.

(b) Source of Shares; Share Counting. Shares issued under the Plan may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company on the open market for purposes of the Plan. If and to the extent

Options or SARs granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised, and if and to the extent that any Stock Awards, Stock Units, or Other Stock-Based Awards are forfeited or terminated, or otherwise are not paid in full, the shares reserved for such Grants shall again be available for purposes of the Plan. Shares of Stock surrendered in payment of the Exercise Price of an Option, and shares withheld or surrendered for payment of taxes, shall not be available for re-issuance under the Plan. If SARs are granted, the full number of shares subject to the SARs shall be considered issued under the Plan, without regard to the number of shares issued upon exercise of the SARs and without regard to any cash settlement of the SARs. To the extent that a Grant of Stock Units is designated in the Grant Agreement to be paid in cash, and not in shares of Company Stock, such Grants shall not count against the share limits in Section 5(a).

(c) Individual Limits. All Grants under the Plan shall be expressed in shares of Company Stock. The maximum aggregate number of shares of Company Stock with respect to which all Grants may be made under the Plan during any calendar year to any Employee and Non-Employee Director shall be 300,000 and 150,000 shares, respectively, each subject to adjustment as described in Section 5(d). The maximum aggregate number of shares of Company Stock with respect to which all Grants described in Section 12 of the Plan may be made during any calendar year to any Participant who is a “covered employee” within the meaning of section 162(m) of the Code shall be 300,000 shares, subject to adjustment as described in Section 5(d). The individual limits of this Section 5(c) shall apply without regard to whether the Grants are to be paid in Company Stock or cash. All cash payments (other than with respect to Dividend Equivalents) shall equal the Fair Market Value of the shares of Company Stock to which the cash payments relate. A Participant may not accrue Dividend Equivalents during any calendar year in excess of $1,500,000.

(d) Adjustments. If there is any change in the number or kind of shares of Company Stock outstanding (i) by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Company Stock as a class without the Company’s receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced as a result of a spinoff or the Company’s payment of an extraordinary dividend or distribution, the maximum number of shares of Company Stock available for issuance under the Plan, the maximum number of shares of Company Stock for which any Employee, Non-Employee Director or “covered employee” within the meaning of section 162(m) of the Code may receive Grants in any year, the kind and number of shares covered by outstanding Grants, the kind and number of shares issued and to be issued under the Plan, and the price per share or the applicable market value of such Grants shall be equitably adjusted by the Committee, in such manner as the Committee deems appropriate, to reflect any increase or decrease in the number of, or change in the kind or value of, the issued shares of Company Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under the Plan and such outstanding Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. In addition, in the event of a Change of Control of the Company, the provisions of section 16 of the Plan shall apply. Any adjustments to outstanding Grants shall be consistent with section 409A or 422 of the Code, to the extent applicable. Any adjustments determined by the Committee shall be final, binding and conclusive.

6.	Eligibility for Participation

(a) Eligible Persons. All Employees and Non-Employee Directors shall be eligible to participate in the Plan.

(b) Selection of Participants. The Committee shall select the Employees and Non-Employee Directors to receive Grants and shall determine the number of shares of Company Stock subject to each Grant.

7.	Options

(a) General Requirements. The Committee may grant Options to an Employee or a Non-Employee Director upon such terms and conditions as the Committee deems appropriate under this Section 7. The Committee shall determine the number of shares of Company Stock that will be subject to each Grant of Options to Employees and Non-Employee Directors. Dividend Equivalents shall not be granted with respect to an Option.

(b) Type of Option, Price and Term.

(i) The Committee may grant Incentive Stock Options or Nonqualified Stock Options or any combination of the two, all in accordance with the terms and conditions set forth herein. Incentive Stock Options may be granted only to Employees of the Company or its parents or subsidiaries, as defined in section 424 of the Code. Nonqualified Stock Options may be granted to Employees or Non-Employee Directors.

(ii) The Exercise Price of Company Stock subject to an Option shall be determined by the Committee and shall be equal to or greater than the Fair Market Value of a share of Company Stock on the date the Option is granted. However, an Incentive Stock Option may not be granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary, as defined in section 424 of the Code, unless the Exercise Price per share is not less than 110% of the Fair Market Value of the Company Stock on the date of grant.

(iii) The Committee shall determine the term of each Option, which shall not exceed ten years from the date of grant. However, an Incentive Stock Option that is granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary, as defined in section 424 of the Code, may not have a term that exceeds five years from the date of grant.

(c) Vesting and Exercisability of Options.

(i) Options shall become vested and exercisable in accordance with such terms and conditions as may be determined by the Committee and specified in the Grant Agreement. The Committee may grant Options that are subject to achievement of performance goals or other conditions. The Committee may accelerate the vesting and exercisability of any or all outstanding Options at any time for any reason.

(ii) Options granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six months after the date of grant (except that such Options may become exercisable, as determined by the Committee, upon the Participant’s death, disability or retirement, or upon a Change of Control or other circumstances permitted by applicable regulations).

(d) Termination of Employment or Service. Except as provided in the Grant Agreement, an Option may only be exercised while the Participant is employed as an Employee or providing service as a Non-Employee Director. The Committee shall determine in the Grant Agreement under what circumstances and during what time periods a Participant may exercise an Option after termination of employment or service.

(e) Exercise of Options. A Participant may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company. The Participant shall pay the Exercise Price for the Option (i) in cash or by check, (ii) if permitted by the Committee, by delivering shares of Company Stock owned by the Participant and having a Fair Market Value on the date of exercise equal to the Exercise Price or by attestation to ownership of shares of Company Stock having an aggregate Fair Market Value on the date of exercise equal to the Exercise Price, (iii) by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, (iv)  if permitted by the Grant Agreement, by net share settlement of the Option based on the Fair Market Value on the date of exercise, (v) any combination of clauses (i), (ii), (iii) or (iv) above, or (vi) by such other method as the Committee may approve, to the extent permitted by applicable law. Shares of Company Stock delivered to exercise an Option pursuant to clause (ii) above shall have been held by the Participant for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the Option. Payment for the shares pursuant to the Option, and any required withholding taxes, must be received by the time specified by the Committee depending on the type of payment being made, but in all cases prior to the issuance of the Company Stock.

(f) Limits on Incentive Stock Options. Each Incentive Stock Option shall provide that, if the aggregate Fair Market Value of the stock on the date of grant with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year, under the Plan or any other stock option plan of the Company or a parent or subsidiary, as defined in section 424 of the Code, exceeds $100,000, then the Option, as to the excess, shall be treated as a Nonqualified Stock Option. An Incentive Stock Option shall not be granted to any person who is not an Employee of the Company or a parent or subsidiary, as defined in section 424 of the Code. The aggregate number of shares of Company Stock that may be issued under the Plan as Incentive Stock Options is 5,000,000 shares, subject to adjustment as described in Section 5(d), and all shares issued under the Plan as Incentive Stock Options shall count against the plan limit under Section 5(a).

8.	Stock Units

(a) General Requirements. The Committee may grant Stock Units to an Employee or a Non-Employee Director, upon such terms and conditions as the Committee deems appropriate under this Section 8. Each Stock Unit shall represent the right of the Participant to receive a share of Company Stock or an amount based on the value of a share of Company Stock. All Stock Units shall be credited to bookkeeping accounts on the Company’s records for purposes of the Plan.

(b) Terms of Stock Units. The Committee may grant Stock Units that are payable on terms and conditions determined by the Committee, which may include payment based on achievement of performance goals. Stock Units may be paid at the end of a specified vesting or performance period, or payment may be deferred to a date authorized by the Committee. The Committee shall determine the number of Stock Units to be granted and the requirements applicable to such Stock Units. The Committee may accelerate the vesting of any or all outstanding Stock Units at any time for any reason.

(c) Payment With Respect to Stock Units. Payment with respect to Stock Units shall be made in cash, in Company Stock, or in a combination of the two, as determined by the Committee. The Grant Agreement shall specify the maximum number of shares that can be issued under the Stock Units.

(d) Requirement of Employment or Service. The Committee shall determine in the Grant Agreement under what circumstances a Participant may retain Stock Units after termination of the Participant’s employment or service, and the circumstances under which Stock Units may be forfeited.

(e) Dividend Equivalents. The Committee may grant Dividend Equivalents in connection with Stock Units, under such terms and conditions consistent with this Section 8(e) as the Committee deems appropriate. Dividend Equivalents may be deferred, but no Dividend Equivalent may be payable to a Participant unless, and only to the extent, a Grant of Stock Units vests, and, with respect to a Grant of Stock Units that vests based on the achievement of performance goals, the performance goals are achieved (at least at the minimum threshold for performance).  All Dividend Equivalents that are not paid currently shall be credited to bookkeeping accounts on the Company’s records for purposes of the Plan. Dividend Equivalents may be accrued as a cash obligation, or may be converted to additional Stock Units for the Participant, and deferred Dividend Equivalents may accrue interest, all as determined by the Committee. The Committee may provide that Dividend Equivalents shall be payable based on the achievement of specific performance goals. Dividend Equivalents may be payable in cash or shares of Company Stock or in a combination of the two, as determined by the Committee. Each Dividend Equivalent with respect to a Grant of Stock Units based on performance goals will be forfeited at such time as, and to the extent that, the Committee has determined that the performance goals with respect to such Grant have not been achieved or exceeded, at least at the minimum level of performance, or, if granted in connection with a Stock Unit that vests solely based on the lapse of time, on the date the Stock Unit (or portion thereof) is forfeited as provided by the Committee.

9.	Stock Awards

(a) General Requirements. The Committee may issue shares of Company Stock to an Employee or a Non-Employee Director under a Stock Award, upon such terms and conditions as the Committee deems appropriate under this Section 9. Shares of Company Stock issued pursuant to Stock Awards may be issued for cash consideration or for no cash consideration, and subject to restrictions or no restrictions, as determined by the Committee. The Committee may establish conditions under which restrictions on Stock Awards shall lapse over a period of time or according to such other criteria as the Committee deems appropriate, including restrictions based upon the achievement of specific performance goals. The Committee shall determine the number of shares of Company Stock to be issued pursuant to a Stock Award. The Committee may accelerate the vesting of any or all outstanding Stock Awards at any time for any reason.

(b) Requirement of Employment or Service. The Committee shall determine in the Grant Agreement under what circumstances a Participant may retain Stock Awards after termination of the Participant’s employment or service, and the circumstances under which Stock Awards may be forfeited.

(c) Restrictions on Transfer. While Stock Awards are subject to restrictions, a Participant may not sell, assign, transfer, pledge or otherwise dispose of the shares of a Stock Award except upon death as described in Section 15(a). If certificates are issued, each certificate for a share of a Stock Award shall contain a legend giving appropriate notice of the restrictions in the Grant. The Participant shall be entitled to have the legend removed when all restrictions on such shares have lapsed. The Company may retain possession of any certificates for Stock Awards until all restrictions on such shares have lapsed.

(d) Right to Vote and to Receive Dividends. The Committee shall determine, consistent with this Section 9(d), to what extent, and under what conditions, the Participant shall have the right to vote shares of Stock Awards and to receive any dividends or other distributions paid on such shares during the restriction period. Dividends may be deferred, but dividends payable to a Participant must be withheld while a Stock Award is subject to restrictions and such dividends may be payable only upon the lapse of the restrictions on the Stock Awards. With respect to a Stock Award that vests based on the achievement of performance goals, no dividends may be payable unless, and only to the extent, the performance goals are achieved (at least at the minimum threshold for performance). Dividends that are not paid currently shall be credited to bookkeeping accounts on the Company’s records for purposes of the Plan. Accumulated dividends may accrue interest, as determined by the Committee, and shall be paid in cash, shares of Company Stock, or in such other form as dividends are paid on Company Stock, as determined by the Committee. Dividends with respect to a Grant of Stock Awards based on performance goals will be forfeited at such time as, and to the extent that, the Committee has determined that the performance goals with respect to such Grant have not been achieved or exceeded, at least at the minimum level of performance, or, if granted in connection with a Stock Award that vests solely based on the lapse of time, on the date the Stock Award (or portion thereof) is forfeited as provided by the Committee.

10.	Stock Appreciation Rights

(a) General Requirements. The Committee may grant SARs to an Employee or a Non-Employee Director separately or in tandem with an Option. The Committee shall establish the number of shares, the terms and the base amount of the SAR at the time the SAR is granted. The base amount of each SAR shall be not less than the Fair Market Value of a share of Company Stock as of the date of grant of the SAR. The Committee shall determine the term of each SAR, which shall not exceed ten years from the date of grant. Dividend Equivalents shall not be granted with respect to a SAR.

(b) Tandem SARs. The Committee may grant tandem SARs at the time the Option is granted. In the case of tandem SARs, the number of SARs granted to a Participant that shall be exercisable during a specified period shall not exceed the number of shares of Company Stock that the Participant may purchase upon the exercise of the related Option during such period. Upon the exercise of an Option, the SARs relating to the Company Stock covered by such Option shall terminate. Upon the exercise of SARs, the related Option shall terminate to the extent of an equal number of shares of Company Stock.

(c) Exercisability. A SAR shall become exercisable in accordance with such terms and conditions as may be specified. The Committee may grant SARs that are subject to achievement of performance goals or other conditions. The Committee may accelerate the exercisability of any or all outstanding SARs at any time for any reason. The Committee shall determine in the Grant Agreement under what circumstances and during what periods a Participant may exercise a SAR after termination of employment or service. A tandem SAR shall be exercisable only while the Option to which it is related is exercisable.

(d) Grants to Non-Exempt Employees. SARs granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six months after the date of grant (except that such SARs may become exercisable, as determined by the Committee, upon the Participant’s death, Disability or retirement, or upon a Change of Control or other circumstances permitted by applicable regulations).

(e) Exercise of SARs. When a Participant exercises SARs, the Participant shall receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised. The stock appreciation for a SAR is the amount by which the Fair Market Value of the underlying Company Stock on the date of exercise of the SAR exceeds the base amount of the SAR as specified in the Grant Agreement.

(f) Form of Payment. The Committee shall determine whether the stock appreciation for a SAR shall be paid in the form of shares of Company Stock, cash or a combination of the two. For purposes of calculating the number of shares of Company Stock to be received, shares of Company Stock shall be valued at their Fair Market Value on the date of exercise of the SAR. If shares of Company Stock are to be received upon exercise of a SAR, cash shall be delivered in lieu of any fractional share.

11.	Other Stock-Based Awards

The Committee may make other Grants not specified in Sections 7, 8, 9 or 10 above that are based on or measured by Company Stock to Employees and Non-Employee Directors, on such terms and conditions as the Committee deems appropriate. Other Stock-Based Awards may be granted subject to achievement of performance goals or other conditions and may be payable in Company Stock or cash, or in a combination of the two, as determined by the Committee in the Grant Agreement.

12.	Qualified Performance-Based Compensation

(a) Designation as Qualified Performance-Based Compensation. The Committee may determine that Stock Units, Stock Awards, Dividend Equivalents or Other Stock-Based Awards granted to an Employee shall be considered “qualified performance-based compensation” under section 162(m) of the Code, in which case the provisions of this Section 12 shall apply.

(b) Performance Goals. When Grants are made under this Section 12, the Committee shall establish in writing (i) the objective performance goals that must be met, (ii) the period during which performance will be measured, (iii) the maximum amounts that may be paid if the performance goals are met, and (iv) any other conditions that the Committee deems appropriate and consistent with the requirements of section 162(m) of the Code for “qualified performance-based compensation.” The performance goals shall satisfy the requirements for “qualified performance-based compensation,” including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the performance goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met. The Committee shall not have discretion to increase the amount of compensation that is payable, but may reduce the amount of compensation that is payable, pursuant to Grants identified by the Committee as “qualified performance-based compensation.”

(c) Criteria Used for Objective Performance Goals. The Committee shall use objectively determinable performance goals based on one or more of the following criteria: (i) stock price; (ii) net income or earnings per share of Company Stock; (iii) price-earnings multiples; (iv) gross, operating or net earnings before or after income taxes; (v) book value of any asset or security; (vi) revenue; (vii) number of days sales outstanding of accounts receivable; (viii) productivity; (ix) gross income, profitability or gross margin; (x) EBITDA (earnings before interest, taxes, depreciation and amortization); (xi) net capital employed; (xii) return on equity, cash flow, investment or assets; (xiii) internal rate of return; (xiv) cash flow return on investment; (xv) improvements in capital structure; (xvi) stockholder return, including absolute or relative total stockholder return, expressed either on a dollar or percentage basis; (xvii) retention of customers, expressed on a dollar or percentage basis; (xviii) return on capital employed; (xix) increase in the Company’s or a subsidiary’s customer satisfaction or responsiveness ratings (based on the results of surveys conducted by an independent third party) and reputation within one or more service territories; (xx) cash flow per share; (xxi) economic value added (defined to mean net operating profit minus the cost of capital); (xxii) market value added (defined to mean the difference between the market value of debt and equity, and economic book value); (xxiii) growth in assets, unit volume, sales, cash flow or market share; (xxiv) relative performance (as measured by one or more of the performance goals set forth in this Section 12(c)) to a comparison group of companies designated by the Committee; (xxv) level of expenses, including without limitation capital expenditures or operation and maintenance expenses (expressed on a dollar or percentage basis); (xxvi) combined ratio; (xxvii) payback period on investment; (xxviii) net present value of investment; (xxix) metrics regarding execution on business or operating initiatives, such as through the development or implementation of new technologies or other customer benefits; (xxx) safety (including, for example, criteria relating to numbers or ratios of reported injuries, preventable accidents and vehicular accidents); (xxxi) compliance with environmental laws, rules and regulations; (xxxii) compliance with financial and regulatory controls; (xxxiii) bad debt collections, expenses or losses; (xxxiv) budget achievement; (xxxv) risk management; and (xxxvi) strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, customer growth, geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures. The performance goals may be based on one or more business criteria that relate to, individually or in any combination (a) a specified goal, (b) historical performance of the Company or a product, service or business line or segment, (c) one or more business units or the performance of the Company and its subsidiaries as a whole, (d) the performance of any other corporation or entity or group of corporations or entities or a product, service or business line or segment, unit, division or subsidiary thereof, or (e) an individual or groups of individuals. Performance goals need not be uniform as among Participants.

(d) Timing of Establishment of Goals. The Committee shall establish the performance goals in writing either before the beginning of the performance period or during a period ending no later than the earlier of (i) 90 days after the beginning of the performance period or (ii) the date on which 25% of the performance period has been completed, or such other date as may be required or permitted under applicable regulations under section 162(m) of the Code.

(e) Certification of Results. The Committee shall certify the performance results for the performance period specified in the Grant Agreement after the performance period ends. The Committee shall determine the amount, if any, to be paid pursuant to each Grant based on the achievement of the performance goals and the satisfaction of all other terms of the Grant Agreement.

(f) Death, Disability or Other Circumstances. The Committee may provide in the Grant Agreement that Grants under this Section 12 shall be payable, in whole or in part, in the event of the Participant’s death or disability, a Change of Control or under other circumstances consistent with the Treasury regulations and rulings under section 162(m) of the Code.

(g) Certain Events.  To the extent permitted by section 162(m) of the Code, if applicable, in setting performance goals within the period prescribed in Section 12(d), the Committee may at such time also provide that the achievement of such performance goals will be determined without regard to the either the negative or positive effect (or both) of certain events, including for one or more of the following items:  (i) asset write-downs; (ii) litigation or claim judgments, or settlements thereof; (iii) changes in accounting principles; (iv) changes in tax law or other laws affecting reported results; (v) changes in commodity or supply prices; (vi) severance, contract termination and other costs related to exiting, modifying or reducing any business activities; (vii) costs of, and gains and losses from, the acquisition, disposition or abandonment of businesses or assets; (viii) gains and losses from the early extinguishment of debt; (ix) gains and losses in connection with the termination of or withdrawal from a pension plan; (x) stock compensation costs and other non-cash expenses; or (xi) any other specified non-operating items as determined by the Committee in setting performance goals.

13.	Deferrals

The Committee may permit or require a Participant to defer receipt of the payment of cash or the delivery of shares that would otherwise be due to the Participant in connection with any Grant. The Committee shall establish rules and procedures for any such deferrals, consistent with applicable requirements of section 409A of the Code.

14.	Withholding of Taxes

(a) Required Withholding. All Grants under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements. The Company may require that the Participant or other person receiving or exercising Grants pay to the Company the amount of any federal, state or local taxes that the Company is required to withhold with respect to such Grants, or the Company may deduct from other wages paid by the Company the amount of any withholding taxes due with respect to such Grants.

(b) Election to Withhold Shares. If the Committee so permits, shares of Company Stock may be withheld to satisfy the Company’s tax withholding obligation with respect to Grants paid in Company Stock, at the time such Grants become taxable, up to an amount that does not exceed the minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities or such greater withholding rate as may be permitted by U.S. generally accepted accounting principles as applied to the Company.

15.	Transferability of Grants

(a) Restrictions on Transfer. Except as described in Section 14 or Section 15(b) or as otherwise provided by applicable law, only the Participant may exercise rights under a Grant during the Participant’s lifetime, and no benefit provided under this Plan shall be subject to alienation or assignment by a Participant (or by any Person entitled to such benefit pursuant to the terms of this Plan), nor shall it be subject to attachment or other legal process except by will or by the laws of descent and distribution. When a Participant dies, the personal representative or other person entitled to succeed to the rights of the Participant may exercise such rights. Any such successor must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Participant’s will or under the applicable laws of descent and distribution.

(b) Transfer of Nonqualified Stock Options to or for Family Members. Notwithstanding the foregoing, the Committee may provide, in a Grant Agreement, that a Participant may transfer Nonqualified Stock Options to one or more immediate family members, or one or more trusts or other entities for the benefit of or owned by immediate family members, consistent with applicable securities laws, according to such terms as the Committee may determine; provided, however, that the Participant receives no consideration for the transfer of a Nonqualified Stock Option and the transferred Nonqualified Stock Option shall continue to be subject to the same terms and conditions as were applicable to the Nonqualified Stock Option immediately before the transfer.

16.	Consequences of a Change of Control

(a) Assumption of Grants.  Upon a Change of Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation or entity (the “surviving corporation”)), all outstanding Options and SARs that are not exercised shall be assumed by, or replaced with comparable options or rights by, the surviving corporation (or a parent or subsidiary of the surviving corporation), and other outstanding Grants shall be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation). Notwithstanding the immediately preceding sentence, if, in connection with such Change of Control, any outstanding Options and SARs are not assumed by, or replaced with comparable options or rights by, the surviving corporation (or a parent or subsidiary of the surviving corporation), and any other outstanding Grants are not converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation), then upon such Change of Control (i) all such outstanding Options and SARs that are not assumed or replaced shall accelerate and become fully exercisable, (ii) the restrictions and conditions on all such outstanding Stock Awards that are not converted to similar grants shall fully lapse and (iii) all such outstanding Stock Units, Other Stock-Based Awards and Dividend Equivalents that are not converted to similar grants shall be fully vested.

(b) Acceleration of Exercisability/Vesting.  If a Participant’s Grant is assumed as provided in the first sentence of Section 16(a) and if, within the twelve (12) month period following the occurrence of such Change of Control, such Participant ceases to be employed by, or providing service to, the surviving corporation (or a parent or subsidiary of the surviving corporation) on account of (x) a termination of such Participant’s employment by the surviving corporation (or a parent or subsidiary of the surviving corporation) for any reason other than on account of Cause, death or Disability, or (y) a termination of employment or service by the Participant for Good Reason, then as of the date of such termination of employment or service, then (i) a Grant that is an Option or SAR shall automatically accelerate and become fully exercisable, (ii) a Grant that is a Stock Award shall have all restrictions and conditions immediately lapse and (iii) a Grant that is a Stock Unit, Other Stock-Based Award or Dividend Equivalent shall be fully vested.

(c) Other Alternatives.  Notwithstanding the foregoing, in the event of a Change of Control, the Committee may take any of the following actions with respect to any or all outstanding Grants: the Committee may (i) determine that outstanding Options and SARs shall accelerate and become fully exercisable, in whole or part; (ii) determine that the restrictions and conditions on outstanding Stock Awards shall lapse, in whole or part; (iii) determine that outstanding Stock Units, Other Stock-Based Awards and Dividend Equivalents shall be fully vested, in whole or part; (iv) require that Participants surrender their outstanding Options and SARs in exchange for a payment by the Company, in cash or Company Stock as determined by the Committee, in an amount equal to the amount by which the then Fair Market Value of the shares of Company Stock subject to the Participant’s unexercised Options and SARs exceeds the Exercise Price of the Options or the base amount of the SARs, as applicable; (v) after giving Participants an opportunity to exercise their outstanding Options and SARs, terminate any or all unexercised Options and SARs at such time as the Committee deems appropriate; or (vi) determine that Participants shall receive a payment in settlement of outstanding Stock Awards, Stock Units, Dividend Equivalents or Other Stock-Based Awards, if permitted under section 409A of the Code.  Such surrender, termination or payment will take place as of the date of the Change of Control or such other date as the Committee may specify.  Without limiting the foregoing, if the per share Fair Market Value of the Company Stock equals or is less than the per share Exercise Price or base amount, as applicable, the Company shall not be required to make any payment to the Participant upon surrender of the Option or SAR.

17.	Requirements for Issuance of Shares

The Company shall be under no obligation to register under the 1933 Act any of the shares of Company Stock issued, delivered or paid in settlement under the Plan. No Company Stock shall be issued in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance of such Company Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Grant made to any Participant hereunder on such Participant’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Company Stock as the Committee shall deem necessary or advisable, and one or more legends may be placed upon such shares (whether certificated or otherwise) to reflect any such restrictions. Shares of Company Stock issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon to reflect the existence of any such orders or restrictions. No Participant shall have any right as a stockholder with respect to Company Stock covered by a Grant until shares have been issued to the Participant in accordance with all of the requirements of this Section.

18.	Amendment and Termination of the Plan

(a) Amendment. The Board may amend or terminate the Plan at any time; provided, however, that the Board shall not amend the Plan without approval of the stockholders of the Company if such approval is required in order to comply with the Code or applicable laws, or to comply with applicable stock exchange requirements. No amendment or termination of this Plan shall, without the consent of the Participant, materially impair any rights or obligations under any Grant previously made to the Participant under the Plan, unless such right has been reserved in the Plan or the Grant Agreement, or except as provided in Section 19(b) below. Notwithstanding anything in the Plan to the contrary, the Board may amend the Plan in such manner as it deems appropriate in the event of a change in applicable law or regulations.

(b) No Repricing Without Stockholder Approval. Except in connection with a corporate transaction described above in Section 5(d) involving the Company, neither the Plan nor the terms of any outstanding Grant may be amended to permit, and no Grant or an amendment to any Grant Agreement may have the effect of causing, Options or SARs to be repriced, replaced or regranted through cancellation or by decreasing the Exercise Price of an outstanding Option or SAR without in each case obtaining stockholder approval. This Section 18(b) does not apply to an exercise of an Option or SAR in accordance with Section 7(e) or 10(c) and the terms thereof set forth in a Grant Agreement.

(c) Stockholder Approval for “Qualified Performance-Based Compensation.” If Grants are made under Section 12 above, the Plan must be reapproved by the Company’s stockholders no later than the first stockholders’ meeting that occurs in the fifth year following the year in which the stockholders previously approved the provisions of Section 12, if additional Grants are to be made under Section 12 and if required by section 162(m) of the Code or the regulations thereunder.

(d) Termination of Plan. The Plan shall terminate on the day immediately preceding the tenth anniversary of its Effective Date, unless the Plan is terminated earlier by the Board or an amendment to the Plan to extend such termination date is recommended and approved by the Board, and approved by the stockholders. The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant.

19.	Miscellaneous

(a) Effective Date. The Plan shall be effective as of the Effective Date.

(b) Grants in Connection with Corporate Transactions and Otherwise. Nothing contained in this Plan shall be construed to (i) limit the right of the Committee to make Grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Employees, or for other proper corporate purposes, or (ii) subject to applicable law, rules and regulations, limit the right of the Company to grant stock options or make other stock-based awards outside of this Plan. Without limiting the foregoing, the Committee may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company in substitution for a grant made by such corporation. The terms and conditions of the Grants may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives, as determined by the Committee.

(c) Compliance with Laws. The Plan, the exercise of Options and the obligations of the Company to issue or transfer shares of Company Stock under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons who are officers or Employees subject to section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of the Company that Incentive Stock Options comply with the applicable provisions of section 422 of the Code, that Grants of “qualified performance-based compensation” comply with the applicable provisions of section 162(m) of the Code and that, to the extent applicable, Grants comply with the requirements of section 409A of the Code or an exception from such requirements. To the extent that any legal requirement of section 16 of the Exchange Act or section 422, 162(m) or 409A of the Code as set forth in the Plan ceases to be required under section 16 of the Exchange Act or section 422, 162(m) or 409A of the Code, that Plan provision shall cease to apply. The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Committee may also adopt rules regarding the withholding of taxes on payments to Participants. The Committee may, in its sole discretion, agree to limit its authority under this Section.

(d) Section 409A.  The Plan is intended to comply with the requirements of section 409A of the Code, to the extent applicable. All Grants shall be construed and administered such that the Grant either (i) qualifies for an exemption from the requirements of section 409A of the Code or (ii) satisfies the requirements of section 409A of the Code. If a Grant is subject to section 409A of the Code, (i) distributions shall only be made in a manner and upon an event permitted under section 409A of the Code, (ii) payments to be made upon a termination of employment shall only be made upon a “separation from service” under section 409A of the Code, (iii) payments to be made upon a Change of Control shall only be made upon a “change of control event” under section 409A of the Code, (iv) unless the Grant specifies otherwise, each payment shall be treated as a separate payment for purposes of section 409A of the Code and all installment payments shall be treated as a separate payment, and (v) in no event shall a Participant, directly or indirectly, designate the calendar year in which a distribution is made except in accordance with section 409A of the Code. Any Grant granted under the Plan that is subject to section 409A of the Code and that is to be distributed to a key employee (as defined below) upon separation from service shall be administered so that any distribution with respect to such Grant shall be postponed for six months following the date of the Participant’s separation from service, if required by section 409A of the Code. If a distribution is delayed pursuant to section 409A of the Code, the distribution shall be paid within 30 days after the end of the six-month period. If the Participant dies during such six-month period, any postponed amounts shall be paid within 60 days of the Participant’s death. The determination of key employees, including the number and identity of persons considered key employees and the identification date, shall be made by the Committee or its delegate each year in accordance with section 416(i) of the Code and the “specified employee” requirements of section 409A of the Code.  Notwithstanding the foregoing, although Grants are intended to be exempt from, or comply with, the requirements of section 409A of the Code, and the Plan shall be interpreted accordingly, the Company does not warrant that any Grant will qualify for favorable tax treatment under section 409A of the Code or any other provision of federal, state, local or foreign law. The Company shall not be liable to any Participant for any tax the Participant might owe as a result of the grant, holding, vesting, exercise, or payment of any Grant under the Plan.

(d) Enforceability; Company Successors. The Plan shall be binding upon and enforceable against the Company and its successors and assigns. In the event the Company becomes a party to a merger, consolidation, sale of substantially all of its assets or any other corporate reorganization in which the Company will not be the surviving corporation or in which the holders of the Company Stock will receive securities of another corporation, then such other corporation shall be assigned the rights and assume the obligations of the Company under this Plan.

(e) Funding of the Plan; Limitation on Rights. This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan. Nothing contained in the Plan and no action taken pursuant hereto shall create or be construed to create a fiduciary relationship between the Company and any Participant or any other person. No Participant or any other person shall under any circumstances acquire any property interest in any specific assets of the Company. To the extent that any person acquires a right to receive payment from the Company hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

(f) Rights of Participants. Nothing in this Plan shall entitle any Employee, Non-Employee Director or other person to any claim or right to receive a Grant under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employment or service of the Company or any other Employer. Participation in this Plan shall not constitute a contract of employment between the Company or any Employer and any Participant and shall not be deemed to be consideration for, or a condition of, continued employment or service of any Participant. A Participant’s right, if any, to serve the Employer as an Employee or Non-Employee Director or otherwise shall not be enlarged or otherwise affected by his or her designation as a Participant under the Plan.

(g) No Fractional Shares. No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Grant. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(h) Employees Subject to Taxation Outside the United States. With respect to Participants who are subject to taxation in countries other than the United States, the Committee may make Grants on such terms and conditions as the Committee deems appropriate to comply with the laws of the applicable countries, and the Committee may create such procedures, addenda and subplans and make such modifications as may be necessary or advisable to comply with such laws.

(i) Clawback Provisions.  If a Participant is subject to the provisions of (i) section 304 of the Sarbanes-Oxley Act of 2002 and/or (ii) any policies adopted by the Company in accordance with rules that may be promulgated by the Securities and Exchange Commission pursuant to section 10D of the Exchange Act (individually or collectively, the “Clawback Rules”), all Grants under the Plan to such Participant shall be subject to all applicable clawback or recoupment policies or practices of the Company.  In addition, all Grants under the Plan shall be subject to  (a) the Company’s insider and share trading, and stock ownership and retention requirements, policies and guidelines, and (b) other requirements, policies, practices or guidelines implemented by the Board or the Committee, as may be in effect from time to time.

(j) Relationship to Other Benefits. Any Grants under this Plan are not considered compensation for purposes of determining benefits under any pension, profit sharing, or other retirement or welfare plan, or for any other general employee benefit program.

(k) Expenses. The expenses of administering the Plan shall be borne by the Company and its subsidiaries.

(l) Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

(m) Indemnification. Each person who is or at any time serves as a member of the Board or the Committee (and each person to whom the Board or the Committee has delegated any of its authority or power under this Plan) shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit, or proceeding to which such person may be a party or in which such person may be involved by reason of any action or failure to act under the Plan; and (ii) any and all amounts paid by such person in satisfaction of judgment in any such action, suit, or proceeding relating to the Plan. Each person covered by this indemnification shall give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend it on such person’s own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Restated Certificate of Incorporation or Amended and Restated Bylaws of the Company or any of its subsidiaries, as a matter of law, or otherwise, or any power that the Company may have to indemnify such person or hold such person harmless.

(n) Reliance on Reports. Each member of the Board or the Committee (and each person to whom the Board or the Committee has delegated any of its authority or power under this Plan) shall be fully justified in relying or acting in good faith upon any report made by the independent public accountants of the Company and its subsidiaries and upon any other information furnished in connection with the Plan. In no event shall any person who is or shall have been a member of the Board or the Committee (or their delegates) be liable for any determination made or other action taken or any omission to act in reliance upon any such report or information or for any action taken, including the furnishing of information, or failure to act, if in good faith.

(o) Governing Law. The validity, construction, interpretation and effect of the Plan and Grant Agreements issued under the Plan shall be governed and construed by and determined in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof.